Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clarkston Financial Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 relating to the consolidated financial statements of Clarkston Financial Corporation, which appears in the 2004 Annual Report to Shareholders and is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Plante & Moran, PLLC Plante & Moran, PLLC

Auburn Hills, Michigan
August 30, 2005